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                            SECOND AMENDMENT TO LEASE
                                (Tasman Phase C)

         This Second Amendment to Lease ("Second Amendment") is made and entered into as of May 22, 1995 by and between Irish Leasing Corporation, a Texas corporation ("Landlord"), and Cisco Systems, Inc., a California corporation ("Tenant").

         WHEREAS, Landlord and Tenant have previously entered into that certain Ground Lease dated April 12, 1995, pursuant to which Landlord is leasing to Tenant those certain parcels of land located in San Jose, California as more particularly described on Exhibit A attached hereto (the "Premises"), which Ground Lease was amended by that certain First Amendment to Lease dated as of May 1, 1995, by and between Landlord and Tenant (the Ground Lease, as so amended, is referred to herein as the "Lease"); and

         WHEREAS, Landlord and Tenant now wish to further amend the terms of the Lease as more particularly described in this Second Amendment.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

         1. Amendment to Lease. The Landlord and Tenant hereby agree to amend the Lease as hereinafter set forth and as set forth in other sections of this Second Amendment.

         (a) Section 2.33 of the Lease is hereby amended to read in its entirety as follows:

             2.33 Permitted Exceptions. "Permitted Exceptions" shall mean the following: (1) the exceptions set forth in Exhibit B; (2) any exceptions created or caused by Tenant or to which Tenant consents in writing; (3) taxes and assessments not yet due and payable; (4) a deed of trust or mortgage which secures a New Loan authorized pursuant to the terms of Section 13.1(b); (5) the Tenant Deed of Trust; (6) all title defects, liens, encumbrances, deeds of trust, mortgages, rights-of-way, and restrictive covenants and conditions affecting the Land unless any of the foregoing arise as a result of Landlord's actions or with Landlord's written consent (unless such actions taken or consent given by Landlord are requested in writing by Tenant pursuant to Sections 11.2, 20.1 or 20.2); (7) this Lease; (8) that certain Construction Deed of Trust, Financing Statement, Security Agreement and Fixture Filing (With Assignment of Rents and Leases) (the "Construction Deed of Trust") dated as of even date herewith executed by Landlord, Tenant and Sumitomo Bank of New York Trust Company ("SBNYTC"), as Trustee under that certain Trust Agreement dated May 22, 1995 between Sumitomo Bank Leasing and Finance, Inc. and SBNYTC ("SB Trust") for the benefit of the Sumitomo Bank, Limited ("Sumitomo") and the Hongkong and Shanghai Banking Corporation Limited ("HKS"); (9) that certain Deed of Trust, Financing Statement, Security Agreement and Fixture Filing (with Assignment of Rents and Leases)(the "Second Deed of Trust") dated as of even date


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         herewith executed by Landlord and Tenant for the benefit of SB Trust;
         (10) that certain Absolute Assignment of Leases (the "HKS Assignment") dated as of even date herewith executed by Landlord, SB Trust, Cisco, HKS and Sumitomo; and (11) that certain Subordination Agreement (herein so called) dated as of even date herewith and executed by Sumitomo, HKS, SB Trust, Landlord and Tenant.

         (b) The last sentence of Section 5.5 of the Lease is hereby amended to read in its entirety as follows:

             The entire Security Deposit (other than amounts withheld against Base Rent due hereunder), plus any accrued and unpaid interest required to be paid thereon pursuant to this Lease, shall be returned to Tenant at the end of the Term; provided, however, that, notwithstanding anything to the contrary contained in this Lease, Landlord shall have no obligation to return the Security Deposit to Tenant in the event of a foreclosure, deed in lieu of foreclosure, or other exercise of remedies by the beneficiaries or trustees under the Tenant Deed of Trust, the Construction Deed of Trust, the Second Deed of Trust, the HKS Assignment, or any other Mortgage on the Premises caused by Tenant to which Tenant consents in writing.

         (c) Section 20.5 of the Lease is hereby amended to read in its entirety as follows:

             20.5 Recourse Obligations. Landlord agrees that during the Term of this Lease, except for the SGA Loan, Landlord will not incur any indebtedness for borrowed money or any other material obligations to which the holder or obligee thereof has recourse against Landlord to satisfy the same without Tenant's prior written consent, which consent Tenant may withhold in its sole discretion.

         (d) Section 20.6 of the Lease is hereby amended to read in its entirety as follows:

             20.6 Default Under Authorized Loan. Landlord shall not, without Tenant's express prior written consent, default under any Authorized Loan, or any loan documents relating to such Authorized Loan, where such default is not caused, directly or indirectly by, or arising, directly or indirectly as a result of (a) a breach of any of Tenant's obligations under this Lease, under the Pledge Agreement securing the UBS Loan or under any documents relating to any Authorized Loan, or (b) the occurrence of a default or an Event of Default under the Construction Deed of Trust, the Second Deed of Trust or the HKS Assignment.

         2. Existence of Permitted Exceptions. Tenant hereby acknowledges that the existence of any Permitted Exception, and the exercise of any rights or remedies granted to any third party pursuant to any Permitted Exceptions shall not constitute a breach by Landlord under the terms of Section 20.3 or any other provision of the Lease.

         3. Quiet Enjoyment. The first sentence of Section 18.1 of the Lease is hereby amended by adding the following language at the end of such sentence:

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         "and subject to the rights of a Fee Mortgagee under the Construction
         Deed of Trust, and/or the Second Deed of Trust, the rights of the "Assignees" under the HKS Assignment, and the rights of any Fee Mortgagee under any Authorized Loan."

         4. Net Lease. The last sentence of Section 21.21 of the Lease is hereby to read in its entirety as follows:

         Tenant agrees to reimburse Landlord and/or SGA, within ten days following receipt of any written demand therefor, for all fees, accrued but unpaid interest, late charges, prepayment penalties, costs, expenses, indemnification obligations, and other amounts charged to Landlord and/or SGA by UBS, the holder of any Authorized Loan, the holders or beneficiaries of the Construction Deed of Trust and the Second Deed of Trust, and the "Assignees" under the HKS Assignment pursuant to the terms and conditions of the UBS Note, any Authorized Loan, the Construction Deed of Trust, the Second Deed of Trust, the HKS Assignment and the Subordination Agreement."

         5. Consent to Encumbrances. Tenant hereby consents to Landlord's execution, delivery and recording of the Construction Deed of Trust, the Second Deed of Trust, the HKS Assignment and the Subordination Agreement, and all documents, instruments and agreements executed in connection therewith by Landlord.

         6. Terms. All terms used in this Second Amendment with their initial letter capitalized which are specially defined in the Lease (as amended by this Second Amendment) shall have the same meanings in this Second Amendment as in the Lease (as amended by this Second Amendment).

         7. Continuing Obligations. Except as modified by this Second Amendment, the terms of the Lease remain in full force and effect. To the extent of any conflict between the terms of the Lease and the terms of this Second Amendment, the terms of this Second Amendment shall control.

         8. Counterparts. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall comprise but a single instrument.

         IN WITNESS WHEREOF, the Landlord and Tenant have executed this Second Amendment as of the date first set forth above.

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                                       IRISH LEASING CORPORATION,
                                       a Texas corporation

                                       By:    /s/ GREG ENGLAND
                                          ---------------------------
                                          Its:    VICE PRESIDENT
                                              -----------------------

                                       CISCO SYSTEMS, INC.,
                                       a California corporation

                                       By:    /s/ LARRY R. CARTER
                                          ---------------------------
                                          Its:
                                              -----------------------



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                                    EXHIBIT A

                               Description of Land

REAL PROPERTY in the City of San Jose, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

Lot 50, as shown on that certain Map entitled, "Tract No. 7560," which Map was filed for record in the office of the Recorder of the County of Santa Clara, State of California on December 21, 1983 in Book 522 of Maps, pages 51 and 52.

Reserving therefrom a perpetual right and easement to construct, install, maintain, repair, renew, replace, operate and use a surface drainage release to benefit Lot 49 of Tract 7560, as contained in that certain Grant of Easement recorded August 8, 1990 in Book L443, page 0754, Official Records, and described as follows:

The Northwesterly 10.00 feet of the Southeasterly 30.00 feet and the Northwesterly 100.00 feet of the Southeasterly 130.00 feet of the Northeasterly
10.00 feet of Lot 50.

PARCEL TWO:

That portion of Lot 51, as shown on that certain Map entitled, "Tract No. 7560," which Map was filed for record in the office of the Recorder of the County of Santa Clara, State of California on December 21, 1983 in Book 522 of Maps, pages 51 and 52, being more particularly described as follows:

Beginning at the Southeasterly corner of said Lot 51; thence along the Southerly line of said Lot 51, S. 59 degrees 27 minutes 51 seconds W. 77.00 feet; thence N. 14 degrees 27 minutes 48 seconds E. 108.90 feet to the Northeasterly line of said Lot 51; thence along said Northeasterly line S. 30 degrees 32 minutes 09 seconds E. 77.00 feet to the point of beginning, as provided for in that certain Lot Line Adjustment granted by the Director of Planning of the City of San Jose, a copy of which was recorded March 28, 1984 in the office of the Recorder of the County of Santa Clara in Book I410, page 712 of Official Records.

PARCEL THREE:

Lot 5 and 6, as shown on that certain Map of Tract No. 7408, which map was filed for record in the office of the Recorder of the County of Santa Clara, State of California on November 19, 1982 in Book 506 of Maps, pages 24, 25 and 26 and a portion of that certain parcel of land described in the deed recorded December 22, 1972 in Book 0167, page 623, all as approved by that Lot Combination recorded September 16, 1992 in Book M381 of Maps, page(s) 0081, Official Records, more particularly described as follows:

Beginning at a point on the Northeasterly line of Rio Robles, as shown upon said map, at the most Southerly corner of said Lot 5; thence along said Northeasterly line of Rio Robles, N. 30 degrees 32 minutes 09 seconds W. 105.50 feet; thence on a tangent curve to the right, having a radius of 367.00 feet, through a central angle of 36 degrees 30 minutes 00 seconds an arc distance of
233.80 feet; thence on a curve to the right, tangent to the previous curve, having a radius of 50.00 feet, through a central angle of 86 degrees 01 minutes 50 seconds an arc distance of 75.08 feet to the Southerly line of Tasman Drive as shown upon said map; thence along said line on a curve to the left, tangent to the previous curve, having a radius of 1149.00 feet, through a central angle of 32 degrees 31 minutes 01 seconds an arc distance of 652.09 feet; thence N. 59 degrees 28 minutes 40 seconds E. 600.40 feet; thence on a tangent curve to the right, having a radius of 33.00 feet, through a central angle of 89 degrees 51 minutes 11 seconds an arc distance of 51.83 feet to the Southwesterly line of First Street, as shown upon said map; thence along said line, S. 30 degrees 32 minutes 09 seconds E. 261.38 feet to the Northwesterly line of the lands of

                                   EXHIBIT A

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the City and County of San Francisco, as shown upon said map; thence along said line of the lands of the City and the County of San Francisco, S. 65 degrees
09 minutes 27 seconds W. 1396.95 feet to the point of beginning.

PARCEL FOUR:

Those rights as contained in that certain Grant Deed executed by Masami Ezaki and Kaoru Ezaki, his wife in favor of the City and County of San Francisco, a municipal corporation recorded December 8, 1950 in Book 2111, page 319, Official Records, over the following described property:

PARCEL FIVE:

A strip of land 80 feet wide, lying 40 feet either side of the following described line and extensions thereto, across that certain parcel of land conveyed by Charles Nelson, et ux, to Masami Ezaki by Grant Deed dated February 27, 1936 and recorded March 11, 1936, in Volume No. 765, at page 262, Official Records, Santa Clara County, hereinafter referred to as the Ezaki Parcel, said line being more particularly described as commencing at a point in the Westerly boundary of the existing San Jose-Alviso Road, said point being distant along said boundary South 30 degrees 32 minutes 30 seconds East 381.31 feet from its intersection with the Northerly boundary of the above mentioned Ezaki Parcel; thence, from said point of commencement, South 65 degrees 08 minutes 00 seconds West 1459.03 feet to a point in the common boundary between the above mentioned Ezaki Parcel and that certain parcel of land conveyed by Lena Lindgren, et al, to James A. Pankoski, et ux, by Joint Tenancy Deed dated November 13, 1944 and recorded November 17, 1944 in Volume No. 1227 at Page 327, Official Records, Santa Clara County, hereinafter referred to as the Pankoski Parcel, said point being distant along said common boundary South 30 degrees 32 minutes 30 seconds East 237.04 feet from the most Westerly corner of the above mentioned Ezaki Parcel; the Easterly end of said strip being the above mentioned Westerly boundary of the San JoseAlviso Road, and the Westerly end of said strip being the above mentioned common boundary between the Pankoski and Ezaki Parcels.

                                    EXHIBIT A